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                                                                      EXHIBIT 12


DELTA AIR LINES, INC.
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (IN MILLIONS, EXCEPT RATIOS)

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                                                            Three Months     Three Months     Nine Months       Nine Months
                                                                Ended           Ended             Ended            Ended
                                                            September 30     September 30     September 30      September 30
                                                                2001             2000             2001              2000
                                                            -------------    -------------    -------------     -------------
Earnings (loss):
        Earnings (loss) before income taxes                     $  (408)         $   392          $  (729)         $ 1,531

Add (deduct):
        Fixed charges from below                                    296              262              869              790
        Interest capitalized                                         (8)             (12)             (27)             (36)
                                                                -------          -------          -------          -------

Earnings (loss) as adjusted                                     $  (120)         $   642          $   113          $ 2,285

Fixed charges:
        Interest expense                                        $   134          $   105          $   381          $   316
        Portion of rental expense representative
           of the interest factor                                   162              157              488              474
                                                                -------          -------          -------          -------

Total fixed charges                                             $   296          $   262          $   869          $   790

Ratio of earnings to fixed charges                                (0.41)            2.45             0.13             2.89
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